Item 77I - Terms of New Or Amended Securities

The Prospectus and Statement of Additional Information relating to the Trust's Large Cap Value Fund filed with the SEC on November 22, 1999 as part of the Trust's Post-Effective Amendment No. 58 pursuant to Securities Act of 1933 (Accession No.0000950109-99-004208) are incorporated herein by reference.